Exhibit 99.1

FAX (303) 623-4258

621 SEVENTEENTH STREETSUITE 1550DENVER, COLORADO 80293 TELEPHONE (303)623-9147

January 11, 2013

Eastern American Natural Gas Trust

The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue

Suite 500

Austin, Texas 78701

Gentlemen:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the proved reserves, future production, and income attributable to certain leasehold interests of Eastern American Natural Gas Trust (the Trust) as of December 31, 2012.  The subject properties are located in the states of Pennsylvania and West Virginia.  The Trust is a grantor trust formed to hold interests in certain domestic oil and gas properties originally owned by Eastern American Energy Corporation (EAEC), a wholly owned subsidiary of Energy Corporation of America (ECA).  As of January 1, 2010 EAEC merged with and into ECA, with ECA being the surviving entity, and now ECA, by operation of law, is the owner of the underlying properties burdened by a Net Profits Interest conveyed to the Trust.  The Net Profits interest is derived from working and revenue interests in two groups of properties: the first group consists of a life-of-properties interest (“Royalty NPI”), and the second group consists of a term interest (“Term NPI”).  In fourth-quarter 2012, the Trust entered into an agreement to sell the Royalty NPI to ECA, effective as of October 1, 2012.  Consequently, this report only includes the remaining Term NPI properties still owned by the Trust.

The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations).  Our third party study, completed on January 11, 2013 and presented herein, was prepared for public disclosure by the Trust in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations.  The properties evaluated by Ryder Scott represent 100 percent of the total net proved gas reserves of the Trust as of December 31, 2012.

The estimated reserves and future net income amounts presented in this report, as of December 31, 2012 are related to hydrocarbon prices.  The hydrocarbon prices used in the preparation of this report were defined by contractual arrangements as permitted by the SEC regulations.  Actual future prices may vary significantly from the current contractual prices used in this report; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report.  The results of this study are summarized below.

SEC PARAMETERS

Estimated Net Reserves and Income Data

Certain Leasehold Interests of

EASTERN AMERICAN NATURAL GAS TRUST

TERM NPI PROPERTIES

As of December 31, 2012

Total Proved
Developed
Producing
Net Remaining Reserves
Gas – MMCF	226

Income Data
Future Gross Revenue	$814,143
Deductions	0
Future Net Income (FNI)	$814,143

Discounted FNI @ 10%	$796,409

Reserve quantities included in this report are calculated differently for a Net Profits Interest because such interests do not entitle the Trust to a specific quantity of oil or gas but to 90 percent of the Net Proceeds derived therefrom beginning on January 1, 2013.  There is no precise method for allocating estimated quantities of proved reserves attributable to the Net Profits Interest between the interest held by the Trust and the interests to be retained by ECA.  For purposes of this presentation, the proved reserves attributable to the Net Profits Interests have been proportionately reduced to reflect the future estimated costs that are deducted in the calculation of Net Proceeds with respect to the Net Profits Interests.  Accordingly, the reserves presented for the Net Profits Interest reflect quantities of gas that are free of future costs, based on the price and cost assumptions utilized in this report.  The Trust Agreement provides that the “Term NPI” entitles the Trust to receive the net proceeds from the gas produced from the properties burdened by the “Term NPI” until the earlier of May 15, 2013 or until such time as 41,683 MMCF of gas has been produced.  For purposes of this report, the “Term NPI” was limited to May 15, 2013, which is the date that the Term NPI automatically reverts to ECA and the Trust begins to liquidate.  All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

For Net Profits Interest, the future cash inflows are, as described previously, after consideration of future costs, based on the price and cost assumptions utilized in this report.  Therefore, the future gross cash inflows are the same as the future net cash inflows.  The effects of depreciation, depletion and federal income taxes have not been taken into account in estimating future net cash flows.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly.  Future net income was discounted at four other discount rates which were also compounded monthly.  These results are shown in summary form as follows.

Discounted Future Net Income
As of December 31, 2012
Discount Rate	Total
Percent	Proved

8	$799,906
9	$798,154
15	$787,769
20	$779,278

At the request of ECA, we have included the following table which summarizes the total net proved reserves and income estimates from the combined interests of ECA and the Trust in the underlying properties.

SEC PARAMETERS

Estimated Net Reserves and Income Data

Certain Combined Leasehold Interests of

ECA and the TRUST

TERM NPI PROPERTIES

As of December 31, 2012

Total Proved
Developed
Producing
Net Remaining Reserves
Gas – MMCF	14,210

Income Data
Future Gross Revenue	$48,483,114
Deductions	13,742,680
Future Net Income (FNI)	$34,740,434

Discounted FNI @ 10%	$14,883,327

This evaluation of the combined interests utilizes the same price and cost assumptions that were utilized for evaluating the Trust and discussed earlier in the letter.  Furthermore, the properties which are included in the “Term NPI” were allowed to run for their full economic life.

Reserves Included in This Report

The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a).  An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.  The various proved reserve status categories are defined under the attachment entitled “Petroleum Reserves Status Definitions and Guidelines” in this report

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist.  At the request of ECA, the gas volumes included herein assume that any shrinkage attributable to gas consumed in operations is negligible.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.”  All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made.  The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data.  The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved.  Unproved reserves are less certain to be recovered than proved reserves, and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.  At the Trust’s request, this report addresses only the proved reserves attributable to the properties evaluated herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward”.  The proved reserves included herein were estimated using deterministic methods.  The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

Proved reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.  For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.”  Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks.  Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

As stated previously, the proved reserves reported herein attributable to the Trust are limited to the period prior its liquidation on May 15, 2013 and the automatic reversion of the Term NPI to ECA.

ECA’s operations may be subject to various levels of governmental controls and regulations.  These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time.  Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a detailed study of the properties in which the Trust owns an interest; however, we have not made any field examination of the properties.  No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

At the time of formation of the Trust, ECA assigned The Trust an interest in 65 undeveloped locations.  During the period 1993 through 1998, ECA completed its drilling obligation.  A total of 59 wells were drilled over this period.  Two wells were not drilled due to title failure and four wells were not drilled due to short spacing.  Reserves and projections of future production are included for the four locations which were not drilled due to short spacing.

Estimates of Reserves

The estimation of reserves involves two distinct determinations.  The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a).  The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures.  These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy.  These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves.  Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator.  When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves.  If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator.  Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported.  For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.”  The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.”  The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.”  All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available.  Furthermore,

estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

All of the proved producing reserves for the properties included herein were estimated by the decline curve analysis performance method, which utilized extrapolations of historical production data ending over a range from August through September 2012, depending on the availability of data for a given case.  The data utilized in this analysis were furnished to Ryder Scott by ECA and were considered sufficient for the purpose thereof.

To estimate economically recoverable proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates.  Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined.  While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

ECA has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation.  In preparing our forecast of future proved production and income, we have relied upon data furnished by ECA with respect to property interests owned, production from examined wells, normal direct costs of operating the wells or leases, ad valorem and production taxes, product prices based on the SEC regulations, adjustments or differentials to product prices.  Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by ECA.  We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein.  The proved reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.”  In our opinion, the proved reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

All wells are currently on production, and our forecasts of future production rates are based on historical performance data.  The future production rates for these wells may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

This report utilized the terms of the gas contract between Eastern Marketing Corporation (formerly a wholly owned subsidiary which merged with and into ECA effective as of March 26, 2012) and the Trust.  Gas price is to be determined by a weighted price consisting of two components during a primary term defined to begin on January 1, 1993 and end December 31, 1999.  The first component is the “Fixed” price which has been defined as $2.66 per Mcf beginning January 1, 1993.  This price escalates 5 percent per year on January 1 of each year during the primary term beginning in 1994. The second component is the “Variable” price which for any quarter is equal to the Henry Hub Average Spot Price (as defined) per MMBtu, plus $0.30 per MMBtu, multiplied by 110 percent to effect a Btu adjustment.  The Henry Hub Average Spot Price is defined as the price per MMBtu determined for any calendar quarter as the average price of the three months in such quarter where each month’s price is equal to the average of (i) the final settlement prices per MMBtu for Henry Hub Gas Futures Contracts (as defined), as reported in the Wall Street Journal, for such contracts which expired in each of the five months prior to each month of such quarter, (ii) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts, as reported in the Wall Street Journal, for such contracts which expire during such month and (iii) the closing settlement prices per MMBtu of Henry Hub Gas Futures Contracts for such month, as reported in the Wall Street Journal, for such contracts which expire in each of the six months following such month.  A Henry Hub Gas Futures Contract is defined as a gas futures contract for gas to be delivered to the Henry Hub which is traded on the New York Mercantile Exchange.  The weighted average price is determined by giving the “Fixed” price a 66 2/3 percent weighting and the “Variable” price a 33 1/3 percent weighting.

Since the primary term is complete, the purchase price under the gas contract will be equal to the “Variable” price.  ECA computed the “Variable” price under the gas contract as of December 31, 2012 as $3.609 per Mcf, utilizing $2.982 per MMbtu as the Henry Hub Average Spot Price computed in accordance with the gas contract but utilizing the SEC guidelines that require the price to be based on the 12-month period prior to the ending date of the period covered in this report.

Costs

Operating costs for the leases and wells in this report were supplied by ECA and include only costs defined as applicable under terms of the Trust.  The operating costs used in the preparation of this report were estimated by us based on information furnished by ECA.  No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments.  No attempt has been made to quantify or otherwise account for any accumulated gas production imbalances that may exist.

ECA’s estimates of zero abandonment costs after salvage value for onshore properties were used in this report.  Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for ECA’s estimate.

The current operating costs were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years.  Ryder Scott is employee owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada.  We have over eighty engineers and geoscientists on our permanent staff.  By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue.  We do not serve as officers or directors of any publicly traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients.  This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations.  Many of our staff have authored or co-authored technical papers on the subject of reserves related topics.  We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Ryder Scott requires that staff engineers and geoscientists have received professional accreditation, and are maintaining in good standing, a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization prior to becoming an officer of the Company.

We are independent petroleum engineers with respect to ECA and the Trust.  Neither we nor any of any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The professional qualifications of the undersigned, the technical person primarily responsible for preparing the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party study, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by the Trust.

The Trust makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act.  Furthermore, the Trust has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference.  We have consented to the incorporation by reference in the registration statements on Form S-3 of the Trust of the references to our name as well as to the references to our third party report for the Trust, which appears in the December 31, 2012 annual report on Form 10-K of the Trust.  Our written consent for such use is included as a separate exhibit to the filings made with the SEC by the Trust.

We have provided the Trust with a digital version of the original signed copy of this report letter.  In the event there are any differences between the digital version included in filings made by the Trust and the original signed report letter, the original signed report letter shall control and supersede the digital version.

The data and work products used in the preparation of this report are available for examination by authorized parties in our offices.  Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

\s\ Stephen E. Gardner
Stephen E. Gardner, P. E.
Colorado License No. 44720
Vice President

SEG

[Seal]

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P.  Mr. Stephen E. Gardner is the primary technical person responsible for the estimate of the reserves, future production and income.

Mr. Gardner, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2006, is a Vice President responsible for ongoing reservoir evaluation studies worldwide.  Before joining Ryder Scott, Mr. Gardner served in a number of engineering positions with Exxon Mobil Corporation.  For more information regarding Mr. Gardner’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

Mr. Gardner earned a Bachelor of Science degree in Mechanical Engineering from Brigham Young University in 2001 (summa cum laude).  He is a licensed Professional Engineer in the States of Colorado and Texas.  Mr. Gardner is also a member of the Society of Petroleum Engineers.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of 15 hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Gardner fulfills.  As part of his 2012 continuing education hours, Mr. Gardner attended a six hour conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register.  In May 2012, Mr. Gardner attended the DUO Conference in Denver, Colorado which focused on developed and emerging unconventional oil plays and on current issues in energy.  In addition, Mr. Gardner attended an SPEE luncheon regarding valuation metrics in the Bakken play and Permian Basin.  Finally, Mr. Gardner completed several days of informal study that included such topics as SPEE Monograph 3, utilization of economics evaluation softwares, and principles of waterflooding.

Based on his educational background, professional training and more than seven years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Gardner has attained the professional qualifications as a Reserves Estimator set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.